Exhibit 10.1

ADDENDUM TO THE DEVELOPMENT AND MANUFACTURING AGREEMENT
BETWEEN MEDTRONIC, INC. AND NEUROLOGIX, INC.

This Addendum is effective August 1, 2008, and amends the Development and Manufacturing Agreement first effective April 27, 2005 (the “Agreement”) between Medtronic, Inc. (“Medtronic”) and Neurologix, Inc. (“Neurologix”).  Capitalized terms not defined in this Addendum have the meaning given to such terms in the Agreement.

RECITALS

A.	Medtronic and Neurologix were parties to the Agreement along with Neurologix Research, Inc., a wholly owned subsidiary of Neurologix that was merged with and into Neurologix and no longer exists; and

B.
The Parties desire to complete preparation for the Phase II clinical trial entitled: Safety and Efficacy Study Evaluating Glutamic Acid Decarboxylase Gene Transfer to the Subthalamic Nuclei in Subjects with Advanced Parkinson’s Disease (the “PD Clinical Study”); and

C.	The Parties desire to set forth additional terms to the original Agreement; and

D.	The Parties agree as follows.

AGREEMENT

1.	General.

1.1
Confirmation of Specification.  The Parties hereby agree and confirm that the PD Application Work Plan identified as Product Specification—Neurologix Acute Delivery System, Document Number A27432, Revision B, a copy of which is attached hereto as Exhibit A (the “Specification”), is the PD Application Work Plan under Article 2.1 of the Agreement.  Unless otherwise agreed by the Parties through an amendment to the Agreement, Medtronic shall manufacture the Products in accordance with such Specification.  The Product used in the cadaver study by Dr. Michael Kaplitt in Memphis on May 21, 2007 was manufactured in accordance with this Specification.

1.2
Modified Informed Consent.  Neurologix shall modify the template informed consent for the PD Clinical Study with the language set forth in the document attached as Exhibit B and assure that all sites include the confidentiality language in substantially the same wording as shown in Exhibit C.  Neurologix shall provide Medtronic a copy of the Institutional Review Board’s (IRB) approved final version of each informed consent that includes this amended language (and separate HIPAA authorization, if applicable) for each PD Clinical Study site within thirty (30) days of the approval by each site’s IRB or at an earlier date if Neurologix requires Product to be shipped to that site, as stated in Section 4.1 of this Addendum.

1.3
Changes to the Protocol.  Neurologix shall modify the protocol for the PD Clinical Study with the language set forth in the document attached as Exhibit D.  Neurologix shall provide Medtronic a copy of the final version of the PD Clinical Study protocol that includes this amended language after submission to the FDA and resolution of any questions, if they arise.  Neurologix further acknowledges the receipt of additional suggestions for the PD Clinical Study protocol made by Medtronic in a letter dated May 30, 2008.  Notwithstanding these provisions, Neurologix acknowledges that it remains solely responsible for the PD Study protocol.

1.4
Adverse Event Reporting.  Neurologix shall send serious adverse device events (as such term is defined in the PD Clinical Study protocol) information to Medtronic, including any supporting documentation, as soon as possible after the information is received by Neurologix, and in no case later than 2 days after receipt of the information by Neurologix.  Neurologix shall send all other adverse events and technical observations information to Medtronic, including any supporting documentation, on the same schedule it sends such information to its Data Management Committee.  Neurologix shall work with Medtronic to assure all reports and other correspondence to be submitted to the FDA for serious adverse device events is accurately stated.  Neurologix will provide an electronic copy of its clinical database (in a standardized data transfer format, e.g. SAS) with all adverse device events and technical observations to Medtronic on a calendar quarterly basis.  The data sent on a quarterly basis does not need to be monitored.  Neurologix will send a copy of its draft clinical report to Medtronic and collaborate with Medtronic on the reporting of all adverse device events and device accountability records for reporting to the FDA.  Neurologix will also send a copy of its final clinical report and final database of adverse events and technical observations to Medtronic with monitored data at the conclusion of the study.

1.5
Device Accountability.  Neurologix shall provide device accountability records (as described in the protocol) to Medtronic on a calendar quarter basis, beginning during the quarter in which the first PD Clinical Study procedure is performed.    The data sent on a quarterly basis does not need to be monitored.

1.6
FDA Confirmation of Neurologix Study Sponsorship.  Neurologix shall deliver to Medtronic a copy of the FDA confirmation that Neurologix holds the Investigational New Drug Application (IND) for the PD Clinical Study within thirty (30) days of Neurologix’s receipt thereof.

1.7	Amendment to Section 5.6.4 to the Agreement. The following sentence shall be added at the end of Section 5.6.4 of the Agreement:

“For clarity, Medtronic’s provision of technical assistance to Neurologix shall include providing access to Neurologix to relevant Know-How documentation within sixty (60) days from the granting of the license.”

Except for this clarification, Section 5.6.4 of the Agreement shall remain in full force and effect unchanged.

2.	Services, Invoicing, and Payment.

2.1
Services.  Medtronic shall provide the technical and clinical support services for the PD Clinical Study listed in the attached Exhibit E (the “Services”).  All such Services shall be provided in a workmanlike manner in accordance with Medtronic’s ordinary practices.  Any additional Services requested beyond those enumerated in Exhibit E must be agreed upon in writing and signed by both Parties.  All Services will be billed to Neurologix at the hourly rate set forth in Exhibit E.  In addition, Neurologix shall reimburse Medtronic for all reasonable travel and lodging expenses incurred in connection with Medtronic’s provision of Services.

2.2
Services Invoicing.  Medtronic shall invoice Neurologix on a monthly basis for Services provided during the previous calendar month.  Each invoice shall include a brief description of the Services provided, the number of hours spent and the corresponding amount due.  Neurologix shall pay all such invoices within thirty (30) days of its receipt thereof.

3.	Product Pricing, Orders, Invoicing, and Payment.

3.1
Product Pricing and Quantities.  Subject to (i) Medtronic’s completion of the activities referred to in Exhibit F; and (ii) Neurologix’s completion of the activities referred to in Exhibit F (in each case, as more fully described in the Addendum section number referred to in such Exhibit F), Medtronic shall sell to Neurologix up to the number of Products and external infusion pumps listed below for use by Neurologix in the PD Clinical Study only.  The prices listed below reflect Medtronic’s current ######## and, in the case of the ########.  Further, the Parties acknowledge that the prices set forth below reflect only the calculations of the ######## being sold hereunder, and shall in no way bind the Parties to purchase and sell the Products at those prices in any future clinical trials or for commercial use.

Device Description	Maximum Number to be Supplied	Price (each)
Product: ########	########	$########
Product: ########	########	$########
Product: ########	########	$########
########	########	$########
**########

Note: the above pricing information constitutes Medtronic confidential information.

3.2
Product Orders.  Products and the external infusion pump for the PD Clinical Study will be ordered by contacting Medtronic at the address below to the Medtronic-Neurologix project manager, with a copy to a Medtronic clinical employee designated by such project manager in writing:

Charles Graves
Medtronic, Inc.
7000 Central Avenue N.E.
Minneapolis, MN 55432
(763) 526-8042
charles.t.graves@medtronic.com

Within ten (10) days of activation of each Study site and receipt by Medtronic of a copy of the site’s IRB approval letter, Medtronic will ship four (4) external infusion pumps and two (2) Medtronic 8765 Accessory Kits to the site.  Thereafter, Neurologix can order additional product by notifying Medtronic at least ten (10) days prior to a study subject’s implant as described in this Section 3.2.  Neurologix shall send an order to the Medtronic contact person identified above with the following information: the Product(s) or pump(s) description, the quantities of each Product or pump, the date of implant, shipping instructions, and the shipping address of the Study site. Orders may be submitted via mail, fax or email.

3.3
Acceptance, Terms, and Packaging.  Orders will be deemed accepted upon receipt unless Medtronic provides notice of rejection to Neurologix within five (5) business days.  The terms and conditions of this Addendum and the Agreement shall govern and supersede any additional or contrary pre-printed terms set forth in Neurologix’s written documentation.  Medtronic will pack the Product and the external infusion pump for shipment in compliance with industry standards.

3.4
Additional Costs, Invoicing, and Payment.  Neurologix shall be responsible for the freight, insurance, taxes, and other costs, if any, associated with the purchase and shipment of the Products and internal infusion pumps sold hereunder.  Such amounts shall be in addition to the prices stated in Section 3 and shall be included in the invoice.  Medtronic will invoice Neurologix monthly for shipment of the Products and pumps and Neurologix shall pay such invoices within thirty (30) days of its receipt thereof.

######## = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 8-K.

4.
Right to Observe Procedures.  Subject to site approval, Neurologix shall allow designated Medtronic personnel access to observe the implant procedures at the PD Clinical Study sites that have a surgical observation room or equivalent.  Moreover, Neurologix agrees to facilitate designated Medtronic personnel access for the sole purpose of observing the implanting surgeon’s technical use of the Product.  Medtronic will not be responsible for, nor interfere with, the conduct of the procedures.  Medtronic will assume all of the costs related to its designated personnel observing the implant procedures, except for travel related expenses when travel is associated with work covered under Exhibit D.

5.	Intellectual Property. For clarity, Intellectual Property ownership arising from the Services or any other activity under this Amendment shall be governed by Article 5 of the Agreement.

6.	Limitation of Liability.

6.1
EXCEPT AS EXPRESSLY PROVIDED IN THIS AMENDMENT, MEDTRONIC MAKES NO WARRANTY AS TO THE SERVICES PROVIDED HEREUNDER.  PRODUCTS SOLD UNDER THIS AMENDMENT AND THE AGREEMENT ARE PROVIDED WITH THE WARRANTY SET FORTH IN THE AGREEMENT AND ARE SUBJECT TO ALL THE LIMITATIONS SET FORTH THEREIN.  MEDTRONIC'S SOLE AND EXCLUSIVE WARRANTY WITH RESPECT TO THE EXTERNAL INFUSION PUMP SOLD UNDER THIS AMENDMENT ARE SET FORTH IN THE STANDARD WARRANTY DOCUMENT PROVIDED WITH THE EXTERNAL INFUSION PUMPS AND ARE SUBJECT TO THE LIMITATIONS SET FORTH THEREIN.  IN ADDITION TO THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 7.9 OF THE AGREEMENT, AND EXCEPT AS EXPRESSLY PROVIDED HEREUNDER, MEDTRONIC MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY ARISING FROM STATUTE, COMMON LAW, CUSTOM OR OTHERWISE.  MEDTRONIC IS NOT AUTHORIZING ANY PERSON, INCLUDING WITHOUT LIMITATION NEUROLOGIX, TO BIND MEDTRONIC OR OTHERWISE TO MAKE ANY REPRESENTATION OR WARRANTY ON BEHALF OF MEDTRONIC WITH RESPECT TO THE SERVICES, THE PRODUCTS, OR THE EXTERNAL INFUSION PUMPS.

6.2	Neurologix acknowledges that Medtronic assumes no responsibility or liability with respect to modifications made to the Product after delivery by Medtronic.

6.3
In addition to any indemnification obligation of Neurologix set forth in the Agreement, Neurologix shall indemnify, defend and hold harmless Medtronic and each of its Affiliates, and their respective officers, directors, members, employees and agents from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any Services provided hereunder or any modifications of the Product or use of the Product with any equipment other than that for which the Product is designed to work with per its Specification, whether or not known by Medtronic.

6.4
Neurologix will purchase and maintain, through an appropriate, reputable insurance provider, insurance coverage in the amount of US$5 million for each claim and US$5 million in the aggregate, adequate to cover claims against Medtronic in connection with the implant procedures of the PD Clinical Study, including any indemnification obligations arising from Neurologix’s activities or obligations under the Agreement or this Addendum.  Neurologix shall provide to Medtronic a copy of a certificate of insurance that complies with the foregoing requirements and names Medtronic as an additional insured within 15 days of execution of this Amendment and at any other time as reasonably requested by Medtronic.

6.5
The exclusions and limitations set out above are not intended to, and should not be construed to, contravene mandatory provisions of applicable law.  If any part or term of this disclaimer of warranty is held to be illegal, unenforceable or in conflict with applicable law by a court or competent jurisdiction, the validity of the remaining portions of this disclaimer of warranty shall not be affected, and all rights and disclaimer of warranty shall not be affected, and all rights and obligations shall be construed and enforced as if this disclaimer of warranty did not contain the particular part of term held to be invalid.

Except to the extent provided above, the remaining terms and conditions of the Agreement remain in full force and effect.

MEDTRONIC, INC. By /s/ Lothar Krinke VP Research + BD Date Aug 5 - 2008	NEUROLOGIX, INC. By /s/ John E. Mordock (print name) John E. Mordock Title President & CEO By /s/ Marc Panoff (print name) Marc Panoff Title Chief Financial Officer Date 8/12/08